                                                                EXHIBIT 12(d)(1)




                           STOCK PURCHASE AGREEMENT


                           Dated as of July 30, 1998


                                 By and Among


                             Plains Resources Inc.



                                      and



                          The Purchasers Named Herein

                               TABLE OF CONTENTS

Article                                                                 Page
1 - DEFINITIONS........................................................  1
     1.1    Certain Defined Terms......................................  1
     1.2    Accounting Terms...........................................  4
     1.3    References.................................................  4
     1.4    Singular and Plural........................................  4
     1.5    Certain Terms..............................................  4

2 - PURCHASE AND SALE OF THE SHARES....................................  4
     2.1    Sale and Purchase..........................................  4
     2.2    Certificate of Designation.................................  4

3 - PURCHASE PRICE AND CLOSING.........................................  4
     3.1    Purchase Price.............................................  4
     3.2    Closing....................................................  5
     3.3    Deliveries of the Company..................................  5
     3.4    Deliveries of Purchasers...................................  5

4 - REGISTRATION RIGHTS................................................  5
     4.1    Registration...............................................  5
     4.2    Registration Procedures....................................  6
     4.3    Registration Expenses......................................  9
     4.4    Indemnification; Contribution.............................. 10
     4.5    Participation in Underwritten Registrations................ 12
     4.6    Rule 144................................................... 13

5 - REPRESENTATIONS AND WARRANTIES
     OF THE COMPANY.................................................... 13
     5.1    Organization............................................... 13
     5.2    Authority.................................................. 13
     5.3    Authorization.............................................. 13
     5.4    Binding Agreement.......................................... 14
     5.5    No Conflicts............................................... 14
     5.6    Capitalization............................................. 14
     5.7    Valid Issuance............................................. 14
     5.8    Absence of Bankruptcy Proceedings.......................... 15
     5.9    Brokers.................................................... 15
     5.10   Financial Statements....................................... 15
     5.11   No Material Adverse Change................................. 15
     5.12   Commission Documents....................................... 15
     5.13   Properties................................................. 15
     5.14   Registration Rights........................................ 16

                                      (i)

     5.15   Offering................................................... 16
     5.16   No Defaults................................................ 16
     5.17   Litigation................................................. 16
     5.18   Compliance with Laws....................................... 17
     5.19   Taxes...................................................... 17
     5.20   ERISA...................................................... 17
     5.21   Compliance with Environmental Laws......................... 17

6 - REPRESENTATIONS AND WARRANTIES OF PURCHASERS....................... 18
     6.1    General.................................................... 18
     6.2    Accredited Investor, Etc................................... 19

7 - COVENANTS OF THE COMPANY........................................... 19
     7.1    Operation of the Business of the Company Pending Closing... 19
     7.2    Taking of Necessary Action................................. 20
     7.3    Restrictions on Certain Actions............................ 20
     7.4    Use of Proceeds............................................ 20
     7.5    Reservation of Common Stock................................ 20

8 - CLOSING CONDITIONS................................................. 20
     8.1    The Company's Closing Conditions........................... 20
     8.2    Purchasers' Closing Conditions............................. 21

9 - TERMINATION........................................................ 22
     9.1    Grounds for Termination.................................... 22
     9.2    Effect of Termination...................................... 22

10 - MISCELLANEOUS..................................................... 22
     10.1   Survival of Representations and Warranties................. 22
     10.2   Indemnification............................................ 23
     10.3   Antitrust Laws............................................. 23
     10.4   Notices.................................................... 23
     10.5   Incidental Expenses........................................ 23
     10.6   Entire Agreement........................................... 24
     10.7   Governing Law.............................................. 24
     10.8   Counterparts............................................... 24
     10.9   Waiver..................................................... 24
     10.10  Binding Effect; Assignment................................. 24
     10.11  Brokers.................................................... 24
     10.12  Construction............................................... 24

                                     (ii)

Schedule A     Purchased Shares

Exhibit A      Certificate of Designation

Exhibit B      Opinion of Fulbright & Jaworski L.L.P.

Exhibit C      Opinion of Michael R. Patterson

                                     (iii)

                           STOCK PURCHASE AGREEMENT


     THIS AGREEMENT (this "Agreement"), dated as of the 30th day of July, 1998, is by and among Plains Resources Inc., a Delaware corporation (the "Company"), on the one hand, and the Purchasers named on Schedule A hereto on the other hand
---------------                                                -----------------
(collectively, "Purchasers").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, in the amount indicated opposite such Purchaser's name on Schedule A hereto, shares of the Company's authorized but unissued Series E Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), which shares shall have such rights, preferences, privileges and restrictions as set forth in the Certificate of Designation, Preferences and Rights of Series E Cumulative Convertible Preferred Stock of Plains Resources Inc. attached hereto as Exhibit A (the "Certificate of Designation") on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth in this Agreement, the parties to this Agreement hereby agree as follows:

                            ARTICLE  - DEFINITIONS

     1.1 Certain Defined Terms. The following terms, as used in this Agreement, shall have the following meanings:

          "Celeron Acquisition" means the consummation of the transactions contemplated by the Celeron Agreement.

          "Celeron Agreement" means the Stock Purchase Agreement among the Company, Plains All American Inc. and Wingfoot Ventures Seven, Inc. dated as of March 15, 1998.

          "Closing" has the meaning given such term in Section.

          "Closing Date" has the meaning given such term in Section.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

          "Commission Documents" has the meaning given such term in Section.

          "Common Stock" means the common stock, $.10 par value, of the Company.

          "Conversion Shares" means the shares of Common Stock issuable upon the conversion of Preferred Stock into, or exchange of Preferred Stock for, Common Stock.

          "Environmental Laws" has the meaning given such term in Section 5.21.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, or any successor statute, as at the time in effect. Reference to a particular section of such Act shall include a reference to the comparable section, if any, of such successor statute.

          "Financial Statements" means the financial statements of the Company and its consolidated subsidiaries, including the notes thereto, as of and for the year ended December 31, 1997 and as of and for the three months ended March 31, 1998.

          "GAAP" means generally accepted accounting principles, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

          "Governmental Authority" means (i) the United States of America or any state within the United States of America and (ii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state within the United States of America.

          "Holder" means the Purchasers and any other holder from time to time of Preferred Stock or Registrable Securities (other than the Company or any Subsidiary).

          "ING Agreement" means that certain $325,000,000 limited recourse bank facility made available to Plains All American by ING (U.S.) Capital Corporation and BankBoston, N.A. and certain other lenders.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Inspectors" has the meaning given such term in Section 4.2(h).

          "Law" means any applicable statute, law, ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

          "Material Adverse Effect" with respect to a Person means a material and adverse effect on the financial condition, results of operations, business or properties of such Person and its consolidated subsidiaries, taken as a whole.

          "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company, a government or any department or agency of a government.

          "Plains All American" means Plains All American Inc., a Delaware corporation and a Subsidiary of the Company.

          "Pollutants" has the meaning given such term in Section 5.21.

          "Purchase Price" has the meaning given such term in Section .

          "Records" has the meaning given such term in Section 4.2(h).

          "Registrable Securities" means Conversion Shares until such time as such shares are sold in a public distribution pursuant to a Registration Statement under the Securities Act or pursuant to transactions exempt from registration under the Securities Act where Securities sold in such transaction may be resold without subsequent registration under the Securities Act.

          "Registration Expenses" has the meaning given such term in Section
     4.3.

          "Registration Statement" has the meaning given such term in Section 4.2(a).

          "Releases" has the meaning given such term in Section 5.21.

          "SEC" means the United States Securities and Exchange Commission or any successor agency.

          "Securities Act" means the Securities Act of 1933, or any successor statute, as at the time in effect. Reference to a particular section of such Act shall include a reference to the comparable section, if any, of such successor statute.

          "Selling Holder" means a holder of Registrable Securities who is selling such Registrable Securities pursuant to a Registration Statement.

          "Shares" has the meaning given such term in Section .

          "Shelf Registration Statement" has the meaning given such term in
     Section 4.1(b).

          "Subsidiary" means (a) a corporation a majority of whose voting stock is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company or (b) any other Person (other than a corporation) in which the Company, a subsidiary of the Company or the Company and one or more subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

     1.2 Accounting Terms. For the purposes of this Agreement, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in accordance with GAAP.

     1.3 References. Unless the context otherwise indicates, references in this Agreement to a particular section, exhibit or schedule are to the corresponding section of, or the corresponding exhibit or schedule to, this Agreement.

     1.4 Singular and Plural. The definitions contained in Section are equally applicable to both the singular and plural form of the terms defined in such Section.

     1.5 Certain Terms. As used in this Agreement, the term "knowledge" means actual knowledge, without any requirement for independent investigation or verification, of any fact, circumstance or condition by the executive officers (or any of them) of the party involved, and does not include (i) knowledge imputed to the party involved by reason of knowledge of or notice to any person, firm or corporation other than its executive officers or (ii) knowledge deemed to have been constructively given by reason of any filing, registration or recording of any document or instrument in any public record or with any Governmental Authority. As used in this Agreement, the term "day" means any calendar day. As used in this Agreement, all references to "dollars" or the symbol "$" shall refer to lawful currency of the United States of America.

                  ARTICLE 2 - PURCHASE AND SALE OF THE SHARES

     2.1 Sale and Purchase . Subject to the terms and conditions set forth in this Agreement, at the Closing each Purchaser agrees to purchase, and the Company agrees to issue and sell to each Purchaser, the number of shares of the Preferred Stock (the "Shares") set forth opposite such Purchaser's name on Schedule A, free and clear of all liens, claims, pledges, security interests or other encumbrances. At the Closing, each Purchaser will pay the portion of the Purchase Price set forth opposite its name in Schedule A.

     2.2 Certificate of Designation. The Preferred Stock shall have the rights and preferences set forth in the Certificate of Designation.

                    ARTICLE 3 - PURCHASE PRICE AND CLOSING

     3.1 Purchase Price. The aggregate purchase price that shall be payable at the Closing by Purchasers to the Company for the Shares shall be $85,000,000 (the "Purchase Price"). At the Closing, each Purchaser shall pay in immediately available funds to the account designated by the Company the portion of the Purchase Price set forth opposite its name on Schedule A.

     3.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on the date and at the location designated for the closing under the Celeron Agreement and at a location mutually agreed upon by the Company and the Purchasers, or at such other date or place as the parties may agree in writing (the "Closing Date").

     3.3 Deliveries of the Company. At Closing, the Company shall deliver to Purchasers certificates representing the Shares, each such certificate to be executed by the Company's President and Secretary and to be appropriately registered in the name of each Purchaser.

     3.4 Deliveries of Purchasers. At Closing, Purchasers shall deliver to the Company the Purchase Price in immediately available funds to the Company as provided in Section.

                        ARTICLE 4 - REGISTRATION RIGHTS

     4.1  Registration.

          (a) The Company shall, as promptly as reasonably possible, but, in any event, within 90 days of the Closing, prepare and file with the SEC a shelf registration statement (the "Shelf Registration Statement") on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act with respect to the Registrable Securities.

          (b) The Company agrees to use its best efforts to have the Shelf Registration Statement declared effective as soon as practicable after the filing thereof and to keep the Shelf Registration Statement continuously effective until the earlier of (1) the fourth anniversary of the Closing Date; or (2) such time as all of the Registrable Securities can be resold pursuant to Rule 144(k) under the Securities Act (or any successor provision). Further, the Company shall cause the Registrable Securities to be listed on the American Stock Exchange as soon as practicable after the Closing Date, when and as issued, and shall maintain the listing of such Registrable Securities after their issuance; provided that the Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would reasonably be expected to result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period using the prospectus included in the Shelf Registration Statement, unless such action is required by applicable law (including, but not limited to, reasonable periods necessary to prepare appropriate disclosure); and provided, further, that the foregoing proviso shall not apply to actions taken by the Company in good faith and for business reasons ("Suspension Event"), including, without limitation, a merger, consolidation or similar transaction, the acquisition or divestiture of assets and the offering or sale of securities, so long as the Company promptly thereafter complies with the requirements of Section 4.2(f) hereof, if applicable, and so long as the Company gives prompt notice of the existence of such Suspension Event to Holders of Registrable Securities. Any such period during which the Company fails to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Registrable Securities and shall end on the date when each Selling Holder either receives the copies of the supplemented or amended prospectus contemplated by Section 4.2(f) hereof or is advised in writing by the Company that use of the prospectus may be resumed. If one or more Suspension Periods occur, the date referenced in (1) above shall be extended by the number of days in each such Suspension Period.

          (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, as the case may be, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading other than statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Holders of Registrable Securities expressly for use in such Shelf Registration Statement and the related prospectus or any amendment or supplement thereto.

     4.2 Registration Procedures. In connection with any registration pursuant to Section 4.1 hereof, the following provisions shall apply:

          (a) The Company shall (i) prior to filing the Shelf Registration Statement or any other registration statement registering Registrable Securities (in either case, "Registration Statement") or prospectus or any amendments or supplements thereto, furnish to one counsel selected by the Holders of Registrable Securities of a majority in aggregate principal amount or number of shares, as the case may be, of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) as soon as reasonably possible, furnish to each Selling Holder, prior to filing a Registration Statement, copies of such Registration Statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

          (b) The Company shall notify the Selling Holders in writing:

               (i) when the Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (c) The Company shall use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

          (d) The Company shall use reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

          (e) The Company shall use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities.

          (f) The Company shall notify each Selling Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly file with the SEC and make available to each Selling

     Holder any such supplement or amendment, provided that no such filing shall be required during the existence of a Suspension Event.

          (g) If requested in writing by the Holders beneficially owning at least 25% collectively of the Registrable Securities, the Company shall enter into customary agreements (including an underwriting agreement in customary form with underwriters selected by such Holders and reasonably approved by the Company), shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and shall notify each other Holder of Registrable Securities of such underwritten offerings and offer such Holders the opportunity to have their Registrable Securities included in such underwritten offering; provided, however, that the Company shall not be required to participate in more than two underwritten offerings under the Shelf Registration Statement pursuant to this Section 4.2(g).

          (h) The Company shall make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections which is deemed confidential shall not be used by it as the basis for any market transactions in securities of the Company unless and until such is made generally available to the public by, on behalf of or with the consent of, the Company. Notwithstanding the previous sentence, the parties agree that the Company shall have no obligation to make generally available to the public any confidential information, regardless of whether the Company provides such data to the Selling Holders or the Inspectors. Except as required by law or judicial process, no Selling Holder shall disclose any such confidential information to any Person other than an Inspector, and each Selling Holder will cause any Inspector retained by it to maintain the confidentiality of such information. Each Selling Holder of such Registrable Securities further agrees that it will , upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (i) In event of a sale pursuant to an underwritten offering, the Company shall use its best efforts to obtain (i) a comfort letter or comfort letters from the Company's independent public accountants in a customary form and covering such matters of the type customarily covered by comfort letters as the Selling Holders of a majority of Registrable Securities being sold or the managing underwriter reasonably requests and
     (ii) an opinion of counsel to the Company covering such matters as are customarily covered by such opinions, which opinion may be that of the Company's General Counsel as to matters upon which the Company's underwriters have relied upon the opinions of such General Counsel in connection with the Company's prior underwritten offerings of its securities.

          (j) The Company will use its best efforts to comply with all the rules and regulations of the SEC to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of
     Section 11(a) of the Securities Act.

          The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.2(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.2(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     4.3 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article , including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other persons retained by the Company, and reasonable fees and expenses of one counsel for the Holders (who shall be reasonably acceptable to the Company) incurred in connection with each registration hereunder (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities) (all such expenses being herein called "Registration Expenses"), will be borne by the Company.

4.4  Indemnification; Contribution.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, partners and agents and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.4(a) or such other indemnification customarily obtained by underwriters at the time of offering.

     (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Selling Holder (or its officers, directors, partners or agents) or any person controlling any such Selling Holder in respect of which indemnity may be sought from the Company, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Holder, and shall assume the payment of all expenses. Such Selling Holder or any controlling person of such Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Holder or such controlling person unless (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Selling Holder or such controlling person and the Company, and such Selling Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling person which conflict with those available to the Company (in which case, if such Selling Holder or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Holder or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys

(together with appropriate local counsel) at any time for such Selling Holder and such controlling persons, which firm shall be designated in writing by such Selling Holder). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Selling Holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     (c) Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as amended, to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.4(c).

     (d) Contribution. If the indemnification provided for in this Section 4.4 is unavailable to the Company, the Selling Holders or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between the Company and the Selling Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     4.5 Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

     4.6 Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, and that it will take such further action as any holder of Conversion Shares may reasonably request, all to the extent required from time to time to enable holders of Conversion Shares to sell Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Conversion Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

          The Company represents and warrants to Purchasers as follows:

     5.1 Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, and in good standing, in every jurisdiction in which its ownership of property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Material Adverse Effect upon the Company. Attached hereto as Exhibit A is a true and complete copy of the Certificate of Designation. True and complete copies of the Second Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date, have been provided to Purchasers.

     5.2 Authority. The Company has all requisite corporate power and authority to carry on its business as presently conducted and to enter into this Agreement and the Celeron Agreement and to perform its obligations contemplated hereunder or thereunder. Plains All American has all requisite corporate power and authority to carry on its business as presently conducted and as contemplated to be conducted after the consummation of the Celeron Acquisition and to enter into the Celeron Agreement and the ING Agreement and to perform its obligations contemplated thereunder.

     5.3 Authorization. The execution, delivery and performance of this Agreement and the Celeron Agreement and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company and its stockholders. The execution, delivery and performance of the Celeron Agreement and the ING Agreement and the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action on the part of Plains All American.

     5.4 Binding Agreement. Each of this Agreement and the Celeron Agreement has been duly executed and delivered by the Company and each of the Celeron Agreement and the ING Agreement has been duly executed and delivered by Plains All American and each of this Agreement, the Celeron Agreement and the ING Agreement constitutes a legal, valid and binding obligation of the Company or Plains All American, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors and subject to principles of equity and public policy that affect enforceability of agreements generally.

     5.5 No Conflicts. Neither the execution or delivery of this Agreement, the Celeron Agreement or the ING Agreement, nor the consummation of the transactions contemplated hereby and thereby, will result in a breach or violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or its Subsidiaries, or any agreement, indenture or other instrument to which any of the Company or its Subsidiaries is a party or by which any of them is bound or to which any of their properties are subject, nor will the performance by the Company and its Subsidiaries of any of their obligations hereunder or thereunder violate any Law or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries other than liens pursuant to the ING Agreement. No permit, consent, approval, authorization or order of any Governmental Authority or other Person is required in connection with the consummation by the Company and its Subsidiaries of the transactions contemplated by this Agreement, the Celeron Agreement or the ING Agreement, except such as have been obtained.

     5.6 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $.10 per share, of which 16,851,879 are issued and outstanding, and 2,000,000 shares of preferred stock, par value $1.00 per share, of which there are 46,600 shares of Series D Cumulative Convertible Preferred Stock issued and outstanding. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Company has reserved a total of 3,226,853 shares of Common Stock for issuance pursuant to existing employee benefit plans, of which 2,865,591 shares are currently issuable upon exercise. In addition, 1,000,000 shares of Common Stock are issuable upon exercise of various outstanding warrants. Except for the foregoing, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating the Company to purchase, redeem, issue, transfer or deliver any shares of Common Stock, preferred stock or other equity security.

     5.7  Valid Issuance.

          (a) The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and the Shares when so issued, sold and delivered against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable.

          (b) The issuance and delivery of the Conversion Shares has been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and the Conversion Shares have been duly reserved for issuance and, when issued, will be duly and validly issued, fully paid and nonassessable.

     5.8 Absence of Bankruptcy Proceedings. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the knowledge of the Company, threatened against, the Company.

     5.9 Brokers. No broker or finder has acted for or on behalf of the Company in connection with the investment in the Preferred Stock by the Purchasers, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company in connection with the investment in the Preferred Stock by the Purchasers.

     5.10 Financial Statements. The Financial Statements (i) present fairly the financial position of the Company and its consolidated Subsidiaries as of December 31, 1997 and March 31, 1998, (ii) present fairly the results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries for the year ended December 31, 1997 and the three months ended March 31, 1998 and (iii) were prepared in accordance with GAAP consistently followed throughout the periods involved, except as otherwise noted therein. The Company has no material liabilities, contingent or otherwise, not reflected in the balance sheet as of December 31, 1997 (or the notes thereto) or the balance sheet as of March 31, 1998 (or the notes thereto) included in the Financial Statements, other than any such liabilities incurred in the ordinary course of business since December 31, 1997.

     5.11 No Material Adverse Change. Since December 31, 1997, there has not been any material adverse change in the financial condition, results of operations, business or properties of the Company.

     5.12 Commission Documents. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act or the Exchange Act, and all amendments thereto (collectively, the "Commission Documents"). Each Commission Document complied as to form when filed in all material respects with the rules and regulations of the SEC and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.13 Properties.

          (a) Each of the Company and its Subsidiaries has good and defensible title to all of its respective interests in oil and gas leases, free and clear of any encumbrances, except as described in the Commission Documents, subject only to liens for taxes or charges of mechanics or materialmen not yet due and to encumbrances under gas sales contracts, operating agreements, unitization and pooling agreements and other similar agreements as are customarily found in connection with comparable drilling and producing operations and to title defects and other encumbrances that are, singularly and in the aggregate, not material in amount and do not interfere with its use or enjoyment of its oil and gas properties. Each of the Company and its Subsidiaries has complied in all material respects with the terms of the oil and gas leases in which it purports to own an interest, and all of such leases are in full force and effect (except where the failure so to comply or to be in full force and effect will not have a Material Adverse Effect upon the Company).

          (b) The Company and its Subsidiaries do not own any material properties or other assets that are not described in the Commission Documents. Each of the Company and its Subsidiaries has good and defensible title to all properties and assets described in the Commission Documents as owned by it, in valid, subsisting and enforceable leases for the properties described in the Commission Documents as leased by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except for such as are described in the Commission Documents and such as do not have a Material Adverse Effect on the Company.

     5.14 Registration Rights. Except for the Registration Rights Agreement dated February 25, 1991 by and among the Company, The Aetna Casualty and Surety Company and Aetna Life Insurance Company, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities in the Shelf Registration Statement.

     5.15 Offering. Subject to the accuracy of the Purchasers' representations in Article 6 hereof, the offer, sale and issuance of the Shares and the Conversion Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect to the transactions contemplated by this Agreement, and neither the Company nor anyone acting on its behalf has or will take any action that would cause the loss of such exemption.

     5.16 No Defaults. Neither the Company nor any Subsidiary is (a) in violation of any provision of its charter or bylaws, (b) in breach, violation or default, in any material respect, of or under any material contract, lease, commitment or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a breach, violation or default or (c) in material violation of any Law.

     5.17 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries or any properties or rights of any of them by or before any Governmental Authority that (i) relates to or challenges the legality of this Agreement, the Celeron Agreement, the ING Agreement or the Preferred Stock, (ii) would reasonably be expected to have a Material Adverse Effect upon the Company (except as disclosed in the Commission Documents) or (iii) would reasonably be expected to impair the ability of the Company to perform fully on a timely basis any obligations that it has under this Agreement, the Celeron Agreement, or any documents related hereto and thereto, or the ability of Plains All American to perform fully on a timely basis any obligations that it has under the Celeron Agreement, the ING Agreement or any documents related thereto.

     5.18 Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all laws and regulations in all jurisdictions in which the Company and its Subsidiaries are presently doing business and where the failure to effect such compliance would reasonably be expected to have a Material Adverse Effect upon the Company.

     5.19 Taxes. All tax returns required to be filed by the Company and its Subsidiaries in any jurisdiction have been so filed, and all taxes, assessments, fees and other charges shown thereon to be due and payable have been paid, other than those being contested in good faith. The Company does not know of any actual or proposed material additional tax assessments for any fiscal period against it or any of its Subsidiaries. None of the Company's or its Subsidiaries' tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted to the Company or any of its Subsidiaries, except such audits, waivers or extensions as would not reasonably be expected to have a Material Adverse Effect upon the Company.

     5.20 ERISA. Neither the execution and delivery of this Agreement nor the sale of the Shares to be purchased by the Purchasers is a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) on the part of the Company or any of its Subsidiaries that is not exempt by statute, regulation or class exemption. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 (whether or not waived) or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

     5.21 Compliance with Environmental Laws. The business and properties of the Company and its Subsidiaries have been operated in compliance with all applicable federal, state or local laws, rules, regulations or orders (collectively, "Environmental Laws") relating to pollution or protection of the environment, including, without limitation, any law, rule, regulation or order relating to emissions, discharges, releases or threatened releases ("Releases") of chemicals, pollutants, contaminants, wastes, petroleum or petroleum products, toxic substances or hazardous substances ("Pollutants") for which noncompliance would have a Material Adverse Effect upon the Company. Neither the Company nor any Subsidiary has received any written communication, whether from a Governmental Authority, citizens' group, landowner, employee or otherwise, nor, to the knowledge of the Company, has the Company or any Subsidiary received any oral communication from a Governmental Authority, alleging that (i) the Company or any such Subsidiary is not in compliance with any Environmental Law applicable to it and its business and properties, or (ii) any employee or third party has suffered bodily injury or property damage as a result of one or more Releases of Pollutants arising out of or resulting from the operations of the Company, its Subsidiaries, or prior owners and operators of their business or property, which allegation, if true, would have a Material Adverse Effect upon the Company. Except as disclosed in the Commission Documents, neither the

Company nor any Subsidiary has any material obligation to remediate, repair or replace any property, whether real or personal, owned by the Company, its Subsidiaries or any third party, as a result of one or more Releases of Pollutants arising out of or resulting from the operations of the Company, its Subsidiaries, or prior owners and operators of their business or properties.

                  ARTICLE 6 - REPRESENTATIONS AND WARRANTIES
                                 OF PURCHASERS

     6.1 General. Each Purchaser other than State Street Research and Management Company on behalf of Bell South Master Pension Trust severally represents and warrants with respect to itself to the Company as of the date hereof as follows:

     (a) Organization. Each Purchaser that is a corporation, limited liability company or limited partnership is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     (b) Authority. Each Purchaser that is a corporation, a limited partnership or a limited liability company has all requisite power and authority to enter into this Agreement and the other documents and agreements contemplated hereby, to purchase the Shares on the terms described in this Agreement, and to perform its other obligations contemplated by this Agreement.

     (c) Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate, partnership or limited liability company action on the part of each Purchaser that is a corporation, a limited partnership or a limited liability company.

     (d) Binding Agreement. This Agreement has been duly executed and delivered by each Purchaser and constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to bankruptcy and other similar laws of general application with respect to creditors and subject to principles of equity and public policy that affect enforceability of agreements generally.

     (e) No Conflicts. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the governing documents of any Purchaser that is a corporation, a limited partnership or a limited liability company, or any material agreement, indenture or other instrument to which the Purchasers are a party or by which any of them are bound or to which any of their properties are subject, nor will the performance by the Purchasers of their obligations hereunder violate any Law or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Purchasers. No permit, consent, approval, authorization or order of any Governmental Authority or other Person is required in connection with the consummation by the Purchasers of the transactions contemplated by this Agreement, except such as have been obtained and as otherwise contemplated by this Agreement.

     (f) Absence of Bankruptcy Proceedings. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to any Purchaser's knowledge, threatened against, any Purchaser.

     (g) No Brokers. No broker or finder has acted for or on behalf of Purchasers in connection with the investment in the Preferred Stock by the Purchasers, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchasers in connection with the investment in the Preferred Stock by the Purchasers.

     6.2 Accredited Investor, Etc. Each Purchaser severally represents and warrants that it is an "accredited investor" within the meaning of Rule 501 under the Securities Act. Each Purchaser severally represents and warrants that it is acquiring the Shares for its own account and not for distribution or resale, with no present intention of distributing or reselling said Shares or Conversion Shares or any part thereof; provided that the disposition of such Purchaser's property shall at all times remain within its control. Each Purchaser severally agrees: (a) that such Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Securities Act and all applicable state securities laws or in a transaction which, in the written opinion of counsel for such Purchaser satisfactory to the Company (which requirement may be waived by the Company upon advice of counsel), is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (b) that the certificate(s) for the Shares will bear a legend making reference to the foregoing restrictions for so long as such legend may be required pursuant to applicable federal securities laws; and (c) that the Company and any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except upon compliance with the foregoing restrictions.


                     ARTICLE 7 - COVENANTS OF THE COMPANY

     7.1 Operation of the Business of the Company Pending Closing. From and after the date of execution of this Agreement and until the Closing, except as otherwise consented to by Purchasers in writing and subject to the constraints of applicable operating and other agreements, the Company will continue to operate its business in the ordinary course of business, in accordance, in all material respects, with all applicable Laws.

     7.2 Taking of Necessary Action. Subject to the terms and conditions of this Agreement and to applicable law, each of the parties to this Agreement shall use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     7.3 Restrictions on Certain Actions. From and after the date hereof to the day immediately following the issuance of the Shares hereunder, the Company will not:

           (a) Pay or declare any dividend payable in shares of its Common Stock or take any other action which, if taken after the date of such issuance, would result under the terms of the Certificate of Designation in a change in the number of Conversion Shares into which the Shares may be converted; or

           (b) Make any amendment to the Second Restated Certificate of Incorporation of the Company, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would materially and adversely affect or otherwise impair the rights of the Holders.

     7.4 Use of Proceeds. The Company shall contribute the proceeds from the sale of the Shares to Plains All American as a capital contribution to be used for the consummation of the Celeron Acquisition.

     7.5 Reservation of Common Stock. The Company shall at all times provide for, reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion or exchange of the Preferred Stock, such number of shares of Common Stock as shall then be issuable upon conversion or exchange of all issued and outstanding shares of Preferred Stock.

                        ARTICLE 8 - CLOSING CONDITIONS

     8.1 The Company's Closing Conditions. The obligations of the Company under this Agreement are subject, at the option of the Company, to the satisfaction at or prior to the Closing of the following conditions:

           (a) All representations of Purchasers contained in this Agreement shall be true at and as of the Closing as if such representations were made at and as of the Closing, and Purchasers shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Purchasers at or prior to the Closing;

           (b) Simultaneously with the sale of the shares hereunder, the transactions contemplated by the Celeron Agreement and the ING Agreement shall be consummated;

           (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking damages against the Company as a result of the consummation of this Agreement.

     8.2 Purchasers' Closing Conditions. The obligations of Purchasers under this Agreement are subject, at the option of Purchasers, to the satisfaction at or prior to the Closing of the following conditions:

           (a) All representations of the Company contained in this Agreement shall be true at and as of the Closing as if such representations were made at and as of the Closing, and the Company shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by the Company at or prior to the Closing;

           (b) Simultaneously with the sale of the shares hereunder, the transactions contemplated by the Celeron Agreement and the ING Agreement shall be consummated;

           (c) Purchasers shall have received a certificate dated as of the Closing, executed by a duly authorized officer of the Company, to the effect that to such officer's knowledge the conditions set forth in Section 8.2(a) and (b) above are satisfied at and as of the Closing;

           (d) Purchasers shall have received a legal opinion dated as of the Closing from Fulbright & Jaworski L.L.P., in substantially the form of Exhibit B hereto;

           (e) Purchasers shall have received a legal opinion dated as of the Closing from Michael R. Patterson, general counsel of the Company, in substantially the form of Exhibit C hereto;

           (f) Purchasers shall have received a certificate of the Secretary or the Assistant Secretary of the Company certifying, among other things, as to the due authorization of the transactions contemplated hereby;

           (g) Purchaser shall have received certificates of existence and good standing for the Company and each of its Subsidiaries in the jurisdiction of its incorporation and each jurisdiction in which it is qualified or licensed to do business and own material assets;

           (h) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Purchasers) shall be pending or threatened before any Governmental Authority seeking to restrain Purchasers or prohibit the Closing, seeking damages against Purchasers as a result of the consummation of this Agreement or seeking to restrain or prohibit the closing of the Celeron Acquisition or the transactions contemplated by the ING Agreement;

           (i) The Certificate of Designation shall have been duly filed by the Company with the Secretary of State of the State of Delaware and the Purchasers shall have received satisfactory evidence thereof;

           (j) Except for the Certificate of Designation, no amendments to the Second Restated Certificate of Incorporation or Bylaws of the Company as in effect on the date hereof shall have been effected; and

           (k) Purchasers shall have received a copy of any required written consent or waiver by any third party or Governmental Authority to the transactions contemplated hereby and by any Governmental Authority to the transactions contemplated by the Celeron Agreement or the ING Agreement.

                            ARTICLE 9 - TERMINATION

     9.1 Grounds for Termination. This Agreement may be terminated at any time prior to Closing:

     (a) By mutual agreement of the Company, on one hand, and the Purchasers, on the other hand; and

     (b) By the Company or any Purchaser if the Closing shall not have occurred on or before September 30, 1998, provided, however, that no party shall be entitled to terminate this Agreement under this Section 9.1(b) if the Closing has failed to occur because such party negligently or willfully failed to perform or observe in any material respect its covenants and agreements hereunder.

     9.2 Effect of Termination. In the event that the Closing does not occur as a result of any party hereto exercising its rights to terminate pursuant to this Article 9, then this Agreement shall be null and void and, except as expressly provided herein, no party shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any party from liability for any willful or negligent failure to perform or observe in any material respect any agreement or covenant contained herein. In the event the termination of this Agreement results from the willful or negligent failure of any party to perform in any material respect any agreement or covenant herein, then the other parties shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

                          ARTICLE 10 - MISCELLANEOUS

     10.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the Company contained in this Agreement or made in writing by the Company in connection herewith, and all representations and warranties of any Purchaser contained in this Agreement or made in writing by any Purchaser in connection herewith, shall survive the execution, delivery and performance of this Agreement and the transfer of the Shares, regardless of any investigation made by such party or on such party's behalf and without any other document being delivered at the Closing.

     10.2 Indemnification. The Company shall indemnify and hold harmless each Purchaser, and each Purchaser shall severally and not jointly indemnify and hold harmless the Company, from and against any and all claims, losses, damages and liabilities (and actions in respect thereof) and any and all costs and expenses (including reasonable attorneys' fees and expenses) that such person may sustain or incur as a result of any misrepresentation or breach of warranty or the nonperformance of any obligation on the part of the other under this Agreement.

     10.3 Antitrust Laws. Purchasers and the Company agree to use their best efforts to make such filings with and provide such information to the Federal Trade Commission or the Department of Justice with respect to the transactions contemplated by this Agreement as may be required under the HSR Act, sufficiently in advance of any transaction which may require such filing so as to permit the lapse of the normal waiting periods described in the HSR Act in advance of such transaction and to join in a request for early termination. Purchasers and the Company agree to use such best efforts to obtain all governmental approvals required to consummate the transactions contemplated by this Agreement and to cause early termination of the waiting period under the HSR Act.

     10.4 Notices. Except as otherwise expressly provided in this Agreement, all communications required or permitted under this Agreement shall be in writing and any such communication or delivery shall be deemed to have been duly given and received when actually delivered to the address set forth below of the party to be notified personally (by a recognized commercial courier or delivery service that provides a receipt) or by telecopier (confirmed in writing by a personal delivery as set forth above), addressed as follows:

           If to the Company:      Plains Resources Inc.
                                   500 Dallas, Suite 700
                                   Houston, Texas 77002
                                   Attention: Mr. Michael R. Patterson
                                   Telecopy No.: (713) 654-1523

           If to Purchasers, to them at the addresses as listed on Schedule A:

Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

     10.5 Incidental Expenses. The Company shall promptly pay after receipt of an invoice all accrued fees and expenses of Purchasers, including fees and expenses of Baker & Botts, L.L.P., counsel to Purchasers, in connection with the negotiation, preparation, execution and delivery of the Agreement and related documents and the consummation of the transactions contemplated hereby.

     10.6 Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the subject matter of this Agreement (superseding all prior agreements, arrangements, understandings and solicitations of interest or offers related to the subject matter of this Agreement), and this Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by the Company and the Holders of at least 66% of the Registrable Securities. The headings in this Agreement are for convenience only and shall have no significance in the interpretation of any term or provision of this Agreement.

     10.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS.

     10.8 Counterparts. This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one agreement.

     10.9 Waiver. Any of the terms, provisions, covenants, representations, warranties or conditions contained in this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

     10.10 Binding Effect; Assignment. All the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns; but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party without the express written consent of the non-assigning or non-delegating parties.

     10.11 Brokers. Without limiting the parties' respective representations in Sections and , each party agrees to indemnify and hold the other harmless from and against any claim for a brokerage or finder's fee or commission in connection with this Agreement to the extent such claim arises from or is attributable to the actions of such indemnifying party.

     10.12 Construction. Each party hereby acknowledges and agrees that such party has consulted legal counsel in connection with the negotiation of this Agreement and that such party has bargaining power equal to that of the other party in connection with the negotiation and execution of this Agreement. Accordingly, the parties agree the rule of contract construction to the effect that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              PLAINS RESOURCES INC.


                              By ______________________________________
                              Name: ___________________________________
                              Title: __________________________________


                              ENCAP ENERGY CAPITAL FUND III, L.P.

                              Encap Investments L.C., General Partner


                              By ______________________________________
                              Name: Gary R. Petersen
                              Title: Managing Director


                              ENCAP ENERGY CAPITAL FUND III-B, L.P.

                              Encap Investments L.C., General Partner


                              By ______________________________________
                              Name: Gary R. Petersen
                              Title: Managing Director


                              BOCP ENERGY PARTNERS, L.P.

                              Encap Investments L.C., General Partner


                              By ______________________________________
                              Name: Gary R. Petersen
                              Title: Managing Director

                              ENERGY CAPITAL INVESTMENT
                              COMPANY PLC

                              By _________________________________________
                              Name: Gary R. Petersen
                              Title: Director


                              ARBCO ASSOCIATES, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                 General Partner


                              By _________________________________________
                              Name: David Shladovsky
                              Title: General Counsel and Secretary


                              KAYNE, ANDERSON NON-TRADITIONAL
                              INVESTMENTS, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                 General Partner


                              By _________________________________________
                              Name: David Shladovsky
                              Title: General Counsel and Secretary

                              OFFENSE GROUP ASSOCIATES, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                 General Partner


                              By _________________________________________
                              Name: David Shladovsky
                              Title: General Counsel and Secretary

                              OPPORTUNITY ASSOCIATES, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                 General Partner


                              By _________________________________________
                              Name: David Shladovsky
                              Title: General Counsel and Secretary


                              KAYNE ANDERSON ENERGY FUND, L.P.

                              Kayne Anderson Investment Management, Inc.,
                                 General Partner


                              By _________________________________________
                              Name: David Shladovsky
                              Title: General Counsel and Secretary


                              KAYNE ANDERSON OFFSHORE LIMITED


                              By _________________________________________
                              Name: ______________________________________
                              Title: _____________________________________


                              GLACIER WATER SERVICES, INC.


                              By _________________________________________
                              Name: ______________________________________
                              Title: _____________________________________


                              NORTH POINTE FINANCIAL SERVICES, INC.


                              By _________________________________________
                              Name: ______________________________________
                              Title: _____________________________________

                              QUEENSWAY INTERNATIONAL INDEMNITY
                              GROUP


                              By ___________________________________________
                              Name: ________________________________________
                              Title: _______________________________________

                              J. RODERICK MAC ARTHUR FOUNDATION

                                   By ______________________________________
                                  Name: Bryan Egan
                              Title: Account Administrator, LaSalle National
                                     Bank

                              CM & RH NEWMAN CHARITABLE TRUST

                              By ___________________________________________
                              Name: Dexter F. Lowry
                              Title: VP-Trust Officer, Union Bank of California

                              PHILIP D. AND HENRIETTA B. ADLER
                              FOUNDATION

                                   By ______________________________________
                              Name: Marlin M. Volz, Trustee
                              Title: Sr. Vice President, Norwest Bank I.A

                              By ___________________________________________
                              Name: Betty Schermer, Trustee


                              INTERMATIC, INC.

                              By ___________________________________________
                              Name: Bryan Egan
                              Title: Account Administrator, LaSalle National
                                     Bank

                              COMER FOUNDATION

                              By ___________________________________________
                              Name: Kathryn Norton
                              Title: Account Administrator, Marshall & Ilsley
                                     Trust

                              MRMB CHARITABLE REMAINDER TRUST

                              By __________________________________________
                              Name: Bryan Egan
                              Title: Account Administrator, LaSalle National
                                     Bank

                              RH NEWMAN TTE UNDER THE RH NEWMAN LIVING TRUST U/A/D 4/18/89

                              By ___________________________________________
                              Name: Dexter F. Lowry
                              Title: VP-Trust Officer, Union Bank of California

                              DM KINNEY P/S TRUST

                              By ___________________________________________
                              Name: Gail Levine
                              Title: Account Administrator, LaSalle National
                                     Bank


                              ARNOLD & ELLEN RISSMAN

                              By ___________________________________________
                              Name: Pat Pates
                              Title: Account Administrator/Agent

                              GREGORY S. REID

                              By ___________________________________________
                              Name: Mike Rabinowitz
                              Title:
                              Charles Schwab & Co., Inc.

                              CIRCLE OF SERVICE FOUNDATION

                              By ___________________________________________
                              Name: Bryan Egan
                              Title: Account Administrator, LaSalle National
                                     Bank

                              DAVID B. HELLER P/T ROLLOVER IRA

                              By ___________________________________________
                              Name: Mike Rabinowitz
                              Title:
                              Charles Schwab & Co., Inc.

                              BETTY A. SCHERMER AS TRUSTEE OF THE BETTY A.
                              SCHERMER DECL OF TRUST DTD 11/17/89

                              By ___________________________________________
                              Name: Pat Pates
                              Title: Account Administrator/Agent

                              LLOYD G. SCHERMER AS TRUSTEE OF THE LLOYD G.
                              SCHERMER DECL OF TRUST DTD 11/17/89

                              By ___________________________________________
                              Name: Pat Pates
                              Title: Account Administrator/Agent


                              HOWARD KRANE FOUNDATION

                              By ___________________________________________
                              Name: Mike Rabinowitz
                              Title:
                              Charles Schwab & Co., Inc.

                              RHN CORPORATION

                              By ___________________________________________
                              Name: Mike Rabinowitz
                              Title:
                              Charles Schwab & Co., Inc.

                              DAVID MATTENSON P/S TRUST

                              By ___________________________________________
                              Name: Mike Rabinowitz
                              Title:
                              Charles Schwab & Co., Inc.

                              DAVID & HEATHER GLICKMAN

                              By ___________________________________
                              Name: Mike Rabinowitz
                              Title:
                              Charles Schwab & Co., Inc.

                              BRIEN M. O'BRIEN

                              By ___________________________________
                              Name: Mike Rabonowitz
                              Title:
                              Charles Schwab & Co., Inc.

                              STROME PARTNERS, L.P.

                              By its General Partner, SSCO Inc.

                              By: __________________________________
                              Jeffery S. Lambert
                              Chief Financial Officer


                              STROME SUSSKIND HEDGECAP FUND, L.P.

                              By its General Partner, SSCO Inc.

                              By: __________________________________
                              Jeffery S. Lambert
                              Chief Financial Officer

                              STROME HEDGECAP LIMITED

                              By: __________________________________
                              Jeffery S. Lambert
                              Director

                              STROME OFFSHORE LIMITED

                              By its General Partner, SSCO Inc.

                              By: __________________________________
                              Jeffery S. Lambert
                              Director

                              STATE STREET RESEARCH & MANAGEMENT COMPANY ON BEHALF OF METROPOLITAN LIFE INSURANCE COMPANY SEPARATE ACCOUNT EN


                              By __________________________________________
                              Name: _______________________________________
                              Title: ______________________________________


                              STATE STREET RESEARCH & MANAGEMENT COMPANY ON BEHALF OF BELL SOUTH MASTER PENSION TRUST


                              By __________________________________________
                              Name: _______________________________________
                              Title: ______________________________________


                              STATE STREET RESEARCH & MANAGEMENT COMPANY ON BEHALF OF STATE STREET RESEARCH ENERGY AND NATURAL RESOURCES HEDGE FUND, LLC


                              By __________________________________________
                              Name: _______________________________________
                              Title: ______________________________________


                              SAWTOOTH CAPITAL MANAGEMENT, INC.


                              By __________________________________________
                              Name: Bartley B. Blout
                                    ---------------------------------------
                              Title: President
                                     --------------------------------------

                              ________________________________________
                              Richard Kayne



                              ________________________________________
                              John Anderson


                              ________________________________________
                              Robert Sinnott


                              ________________________________________
                              Howard Zelikow


                              ________________________________________
                              Michael B. Targoff



                              ________________________________________
                              Arthur E. Hall



                              ________________________________________
                              Ken Iscol



                              ________________________________________
                              Daniel O. Conwill, IV

                              SYMONDS TRUST CO., LTD.


                              By _____________________________________
                              Name: __________________________________
                              Title:__________________________________


                              ________________________________________
                              William M. Hitchcock


                              ________________________________________
                              Tom H. Delimitros


                              ________________________________________
                              John H. Lollar